Exhibit 99.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS

Strategic Initiatives and Investment Sharpen Focus on Growth Strategy

St. Louis, MO - August 19, 2014 – Interface Security Systems Holdings, Inc. (along with its subsidiaries, the "Company") today reported financial and operating results for the three and six months ended June 30, 2014.

Key Highlights:

•	Total revenue of $27.4 million for the second quarter of 2014, a decrease of 13.6%, compared to $31.7 million for the same period in 2013.

•	Total Recurring Monthly Revenue (“RMR”) at June 30, 2014 of $7.4 million, a 10.0% decrease compared to total RMR of $8.2 million at June 30, 2013.

•	Average revenue per user (“ARPU”) of $97.55 in the second quarter of 2014, up from $77.77 for the same quarter last year.

•	Net loss of $12.9 million for the second quarter ended June 30, 2014, compared to a net loss of $12.1 million for the same quarter last year.

•	Adjusted EBITDA[1] of $7.8 million, a decrease of 14.9%, compared to $9.1 million in the same quarter last year.

"The Company’s growth strategy continues to focus sharply on organically acquiring new Internet Protocol Managed Security Services customers in the multi-location national accounts sector and we are steadily gaining momentum with our sales and operational initiatives which are having their intended impact. Following the disposition of the Company's Hawk Security Services Residential Assets in the first quarter of 2014, we completed the successful recapitalization of a new holding company in the second quarter of 2014 that will provide the necessary funding to execute on our current substantial backlog of contracted National Account RMR and continue our sales initiatives that are aimed at converting new RMR sales from our pipeline as well as developing new opportunities, " said Michael Shaw, CEO of Interface Security Systems. "I am pleased with our progress this quarter and given the competitive advantages of our unique bundle of technology enabled service offerings, I believe we are well positioned to take full advantage of the future growth opportunities in the market for Internet Protocol Managed Security Services."

1 Adjusted EBITDA is defined in the "Use of Non-GAAP Financial Measures" section and is reconciled to net loss in the addendum of this news release.

Second Quarter 2014 Results

	Three Months Ended June 30,		Percent Change
	2014	2013

Revenue
Services	$24,793	$27,282	(9.1)%
Products	2,634	4,463	(41.0)%
Total revenue	27,427	31,745	(13.6)%

Cost and Expenses
Cost of services	20,324	22,690	(10.4)%
Cost of products	2,294	4,373	(47.5)%
General and administrative expenses	5,715	5,714	*
Amortization	2,211	2,457	(10.0)%
Depreciation	2,381	2,517	(5.4)%
Loss (gain) on sale of long-lived assets	154	(2)	*
Total costs and expenses	33,079	37,749	(12.4)%
Loss from operations	(5,652)	(6,004)	(5.9)%
Interest expense	6,049	5,923	2.1%
Interest income	—	3	*
Loss before provision for income taxes	(11,701)	(11,924)	(1.9)%
Provision for income taxes	1,200	171	*
Net loss	(12,901)	(12,095)	6.7%
Net loss attributable to noncontrolling interest	—	(10)	*
Net loss attributable to Interface Security Systems Holdings, Inc.	(12,901)	(12,085)	6.8%
Redeemable Class A Preferred stock dividend	(1,834)	(2,562)	(28.4)%
Redeemable Class C Preferred stock dividend	(655)	(915)	(28.4)%
Convertible and redeemable Class E Preferred stock dividend	(190)	(580)	(67.2)%
Convertible and redeemable Class F Preferred stock dividend	—	(146)	*
Redeemable Class G Preferred stock dividend	—	(200)	*
Net loss attributable to common stockholders	$(15,580)	$(16,488)	(5.5)%

Revenue

The Company reported total revenue of $27.4 million for the three months ended June 30, 2014, a decrease of 13.6%, as compared to the three months ended June 30, 2013.

Services revenue decreased $2.5 million, or 9.1%, to $24.8 million for the three months ended June 30, 2014 as compared with the three months ended June 30, 2013.  The decrease was due primarily to a $2.8 million decline attributable to the Company’s Hawk Security Services brand (the “Transferred Assets”) and a decrease of $0.8 million in installation services and recognized deferred revenue offset by an increase of approximately $1.1 million of services revenue from RMR growth during 2013.

Products revenue decreased $1.8 million, or 41.0%, to $2.6 million for the three months ended June 30, 2014 as compared with the three months ended June 30, 2013 due primarily to a $1.9 million decrease in product installations related to a decline in installation sales during the three months ended June 30, 2014 offset by a decrease of $0.3 million related to the Transferred Assets.

Costs and Expenses

Total cost and expenses decreased $4.7 million, or 12.4%, to $33.1 million for the three months ended June 30, 2014 as compared with the three months ended June 30, 2013.

Cost of services decreased $2.4 million, or 10.4%, to $20.3 million for the three months ended June 30, 2014 as compared with the three months ended June 30, 2013.  The decrease in costs of services is due to a $1.6 million decline related to the Transferred Assets, lower RMR associated with secure managed broadband services resulting in $0.1 million of lower service operating costs and a reduction of $1.5 million in service and installation wages and commissions due to less RMR and installation products installed for the three months ended June 30, 2014 as compared to the three months ended June 30, 2013. The decrease was partially offset by a $0.8 million increase in service materials related to maintenance agreements.

Cost of products decreased $2.1 million, or 47.5%, to $2.3 million for the three months ended June 30, 2014 as compared with the three months ended June 30, 2013. The decrease in cost of products is related to a decrease in installation materials cost of $1.4 million as a result of a lower product sales, $0.6 million less of service materials costs related to time and material contracts and $0.1 million related to the Transferred Assets during the three months ended June 30, 2014.

General and administrative expenses remained flat at $5.7 million for the three months ended June 30, 2014 as compared with the three months ended June 30, 2013. Transferred Assets resulted in a decrease of approximately $0.3 million offset by a $0.1 million increase in professional services and a $0.1 million increase in computer system expense.

Adjusted EBITDA

Adjusted EBITDA decreased $1.4 million for the three months ended June 30, 2014 as compared to the three months ended June 30, 2013, driven by lost service margins of $1.3 million from the sale of the Transferred Assets.

Net Loss

Net loss increased $0.8 million, or 6.7%, to $12.9 million for the three months ended June 30, 2013 compared to the three months ended June 30, 2014 primarily as a result of the factors described above.

Liquidity

Our primary source of liquidity is our cash on hand and the Revolving Credit Facility. As of June 30, 2014, we had and cash on hand of $64.4 million and $4.8 million of available borrowing capacity under our Revolving Credit Facility. We had working capital of $61.1 million as of June 30, 2014 and used $22.3 million and $8.9 million of cash to fund our operations for the six months ended June 30, 2014 and 2013, respectively.

Earnings Presentation

The Company will provide additional information in its Second Quarter 2014 Earnings Presentation which can be viewed at the Company’s website at http://www.interfacesystems.com under "Investor Relations" under "Press Room."

About Interface

Interface is a leading national provider of physical security and secured managed network services to primarily large, commercial multi-site customers and believe that we provide the most comprehensive internet protocol technology‑enabled managed security solution in the market. Our physical security solutions include alarm / event monitoring, interactive video surveillance, managed access control and fire / life safety systems. Our secured network services include secure managed broadband, payment card industry compliance, managed digital voice and other ancillary services. Our comprehensive service offering is designed to meet the needs of commercial enterprises that require a universal and secure IP security platform capable of servicing all of their locations. We combine a complete suite of customized physical and network security services into a fully‑integrated bundle, enabling our customers to consolidate services from multiple vendors into a single service provider, significantly enhancing the quality and breadth of their security and reducing their costs. For more information, visit the Company’s website at http://www.interfacesystems.com.

Use of Non-GAAP Financial Measures

We use certain financial measures, including EBITDA and Adjusted EBITDA, as supplemental measures of our operating performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. These measures are used in the internal management of our business, along with the most directly comparable GAAP financial measures, in evaluating our operating performance. In addition, our presentation of Adjusted EBITDA is consistent with the equivalent measurements that are contained in our Revolving Credit Facility and the indenture governing the Senior Secured Notes.

EBITDA represents net income (loss) attributable to Interface Security Systems Holdings, Inc. before interest expense, interest income, income taxes, depreciation, amortization and net loss attributable to noncontrolling interest. Adjusted EBITDA represents EBITDA as further adjusted for gain or loss of sale of long-lived assets, gain on sale of Transferred Assets, loss on extinguishment of debt, sales and installation costs, net of sales and installation revenue, related to organic RMR growth, plus 50% of non-capitalized corporate and service center administrative costs related to organic RMR growth, less capitalized subscriber system assets. Our calculation of Adjusted EBITDA does not include any adjustments for expenses related to the sale of the Transferred Assets, the merger of The Greater Alarm Company, Inc. and Westec Acquisition Corp. into Interface Security Systems, L.L.C. in September 2013, financing of the Revolving Credit Facility or costs of preparing for the initial registration of the Senior Secured Notes. These expenses for the three months ended June 30, 2014 and 2013 were $0.3 million and $0.1 million, respectively, and $2.2 million and $0.2 million for the six months ended June 30, 2014 and 2013, respectively.

Our measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies and are not measures of performance calculated in accordance with GAAP. We have included information concerning EBITDA and Adjusted EBITDA because we believe that such information is used by certain investors as supplemental measures of a company’s historical ability to service debt. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and Adjusted EBITDA when reporting their results. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of, our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes. Please see our consolidated financial statements contained elsewhere in this report.

Cautionary Statement Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the SEC.  Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “could,” “would,” “should,” and "potential", among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	our inability to maintain compliance with various covenants under the Revolving Credit Facility (as defined below) to borrow funds;

•	restrictions in the indenture governing the Master Holdings Notes (as defined below) on our ability to incur additional funded debt, other than amounts available under the Revolving Credit Facility;

•	our ability to compete effectively in a highly‑competitive industry;

•	catastrophic events that may disrupt our business;

•	our ability to retain customers;

•	concentration of RMR in a few top customers and concentration of our business in certain markets;

•	our ability to manage relationships with third‑party providers, including telecommunication providers and broadband service providers;

•	our ability to obtain or maintain necessary governmental licenses and comply with applicable laws and regulations;

•	changes in governmental regulation of communication monitoring;

•
our reliance on network and information systems and other technologies and our ability to manage disruptions caused by cyber-attacks, failure or destruction of our networks, systems, technologies or properties;

•	macroeconomic factors;

•	economic, credit, financial or other risks affecting our customers and their ability to pay us;

•	the uncertainty of our future operating results;

•	our ability to attract, train and retain an effective sales force;

•	our reliance on third party component providers and the risk associated with any failure or interruption in products or services provided by these third parties;

•	our reliance on third party software and service providers; and

•	the loss of our senior management.

There may be other factors that may cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this quarterly report and are expressly qualified in their entirety by the cautionary statements included in this quarterly report. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ken Obermeyer, Chief Financial Officer
Ken.Obermeyer@interfacesys.com
314-595-0103

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS

	Three Months Ended June 30,
	2014	2013

Revenue
Services	$24,793	$27,282
Products	2,634	4,463
Total revenue	27,427	31,745
Costs and Expenses
Cost of services	20,324	22,690
Cost of products	2,294	4,373
General and administrative expenses	5,715	5,714
Amortization	2,211	2,457
Depreciation	2,381	2,517
Loss (gain) on sale of long-lived assets	154	(2)
Total costs and expenses	33,079	37,749
Loss from operations	(5,652)	(6,004)
Interest expense	6,049	5,923
Interest income	—	3
Loss before provision for income taxes	(11,701)	(11,924)
Provision for income taxes	1,200	171
Net loss	(12,901)	(12,095)
Net loss attributable to noncontrolling interest	—	(10)
Net loss attributable to Interface Security Systems Holdings, Inc.	(12,901)	(12,085)
Redeemable Class A Preferred stock dividend	(1,834)	(2,562)
Redeemable Class C Preferred stock dividend	(655)	(915)
Convertible and redeemable Class E Preferred stock dividend	(190)	(580)
Convertible and redeemable Class F Preferred stock dividend	—	(146)
Redeemable Class G Preferred stock dividend	—	(200)
Net loss attributable to common stockholders	$(15,580)	$(16,488)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS

	June 30, 2014	December 31, 2013

Assets
Current assets
Cash and cash equivalents	$64,396	$361
Restricted cash	2,140	2,000
Accounts receivable, less allowance for doubtful accounts of $904 and $955	10,403	10,504
Inventories	9,715	6,881
Prepaid expenses, notes receivable and other assets	4,234	1,694
Assets held for sale	—	4,233
Total current assets	90,888	25,673
Property and equipment, net	19,017	20,506
Intangible assets, net	28,265	32,848
Goodwill	40,463	40,463
Deferred charges	7,746	8,838
Total assets	$186,379	$128,328

Liabilities and Stockholder' Deficit
Current liabilities
Current portion of long-term debt	$263	$279
Accounts payable	7,846	13,625
Accrued expenses	15,464	15,199
Customer deposits	2,759	2,431
Deferred revenue	3,490	3,084
Liabilities held for sale	—	1,355
Total current liabilities	29,822	35,973
Long-term deferred revenue	2,714	2,863
Deferred tax liability	6,882	7,494
Long-term debt	262,299	256,539
Total liabilities	301,717	302,869
Mezzanine equity
Redeemable Class A Preferred Stock, $1.00 par value, 70,000 shares authorized, 39,398 shares outstanding at June 30, 2014 and December 31, 2013	110,284	105,720
Redeemable Class C Preferred Stock, $1.00 par value, 60,000 shares authorized, 16,094 shares outstanding at June 30, 2014 and December 31, 2013	41,154	39,524
Convertible and redeemable Class E Preferred Stock, $1.00 par value, 50,000 shares authorized, 10,467 and 11,060 shares outstanding at June 30, 2014 and December 31, 2013	11,961	25,073
Convertible and redeemable Class F Preferred Stock, $1.00 par value, 5,000 shares authorized, 2,455 shares outstanding at December 31, 2013	—	4,995
Redeemable Class G Preferred Stock, $1.00 par value, 5,000 shares authorized, 1,711 shares outstanding at December 31, 2013	—	8,644
Total mezzanine equity	163,399	183,956
Stockholders' deficit
Class A Common Stock, $0.01 par value, 3,000,000 shares authorized, 21,677 shares outstanding at June 30, 2014 and December 31, 2013	26	—
Class B Common Stock, $0.01 par value, 1,500,000 share authorized, 8,043 shares outstanding at June 30, 2014 and December 31, 2013	10	—
Related party notes receivable	—	(100)
Additional paid-in-capital	71,564	—
Accumulated deficit	(350,337)	(358,397)
Total stockholders' deficit	(278,737)	(358,497)
Total liabilities and stockholders' deficit	$186,379	$128,328

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities
Net income (loss)	$14,789	$(22,660)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Amortization	4,583	4,920
Depreciation	4,831	4,879
Amortization of deferred financing fees	1,092	1,133
Deferred income tax	(611)	276
(Gain) loss on sale of long-lived assets	633	(11)
Gain on sale of Transferred Assets	(39,715)	—
Loss on extinguishment of debt	—	707
Change in operating assets and liabilities
Accounts receivable	4	(3,902)
Inventories	(2,782)	912
Prepaid expenses, other assets, and notes receivable	(2,540)	(295)
Accounts payable	(3,432)	(1,426)
Accrued expenses	181	4,308
Customer deposits	(116)	433
Deferred revenue	792	1,832
Net cash used in operating activities	(22,291)	(8,894)
Cash flows from investing activities
Capital expenditures, subscriber system assets	(3,482)	(8,601)
Capital expenditures, other	(585)	(549)
Proceeds from sale of fixed assets	100	9
Proceeds from sale of Transferred Assets	40,799	—
Change in restricted cash	(140)	—
Net cash provided by (used in) investing activities	36,692	(9,141)
Cash flows from financing activities
Payments on capital leases and other obligations	(280)	(319)
Payments on related party notes	100	—
Proceeds of issuance from common stock	71,600	—
Proceeds from debt	—	230,000
Payments on debt	—	(208,378)
Proceeds from revolving credit facility	5,500	6,000
Dividends paid	(27,281)	—
Capital stock redemptions	(5)	—
Deferred financing fees	—	(10,653)
Other, net	—	24
Net cash provided by financing activities	49,634	16,674
Net increase (decrease) in cash	64,035	(1,361)
Cash and cash equivalents
Beginning of period	361	1,574
End of period	$64,396	$213
Supplemental Disclosures
Cash paid for interest	$11,161	$3,809
Cash paid for taxes	$180	$181

Noncash items
Capital expenditures in accounts payable	$263	$737
Acquisition of inventory through financing	$167	$—
Acquisition of equipment through capital leases	$357	$—
Dividends accrued on Class A preferred stock	$(4,564)	$(5,035)
Dividends accrued on Class C preferred stock	$(1,630)	$(1,798)
Dividends accrued on Class E preferred stock	$(502)	$(1,140)
Dividends accrued on Class F preferred stock	$(14)	$(286)
Dividends accrued on Class G preferred stock	$(19)	$(393)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
IN THOUSANDS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income (loss) attributable to Interface Security Systems Holdings, Inc.	$(12,901)	$(12,085)	$14,789	$(22,640)
Net loss attributable to noncontrolling interest	—	(10)	—	(20)
Provision for income taxes	1,200	171	(1,111)	342
Interest expense	6,049	5,923	12,182	11,802
Interest income	—	(3)	(4)	(7)
Depreciation	2,381	2,517	4,831	4,879
Amortization	2,211	2,457	4,583	4,920
EBITDA	(1,060)	(1,030)	35,270	(724)
(Gain) loss on sale of long-lived assets	154	(2)	633	(11)
Gain on sale of Transferred Assets	—	—	(39,715)	—
Loss on extinguishment of debt	—	—	—	707
Sales and installation expense (a)	11,016	17,849	23,223	34,466
50% of overhead expenses (b)	2,816	2,795	6,804	5,833
Capitalized expenditures, subscriber system assets (c)	(1,452)	(4,096)	(3,134)	(8,601)
Sales and installation revenue (d)	(3,709)	(6,395)	(8,111)	(13,140)
Adjusted EBITDA	$7,765	$9,121	$14,970	$18,530

(a)
Reflects sales and installation costs related to organic RMR growth. Certain other industry participants purchase customers through customer contract purchases, and as a result, may capitalize the full cost to purchase these customer contracts, as compared to our organic generation of new customers, were majority of our customer creation costs is expensed.

(b)   Reflects 50% of the corporate and service center administrative costs related to organic RMR growth and is not capitalized.  Corporate and service center administrative cost includes expenses and the related overhead to support the RMR and installation growth.  Other industry participants customarily allocate 50% of their overhead cost to RMR and sales growth.
(c)   Reflects sales and installation cost related to organic RMR growth, including those costs associated with accounts payable that are capitalized as subscriber systems assets.  Since the full amount of sales and installation expense is added as an adjustment in (a) above, the capitalized portion of the sales and installation cost is deducted from the Adjusted EBITDA calculation.
(d)   Reflects revenue received for the installation of subscriber systems related to organic RMR growth to match certain costs incurred in connection with the installations as described in (a) above.